Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-237030) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-233807) pertaining to the Avedro, Inc. 2019 Equity Incentive Plan, the Avedro, Inc. 2012 Equity Incentive Plan, as amended, and the Avedro, Inc. (f/k/a ThermalVision, Inc.) 2003 Stock Plan, as amended;

(3)	Registration Statement (Form S-8 No. 333-230017) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(4)	Registration Statement (Form S-8 No. 333-224822) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(5)	Registration Statement (Form S-8 No. 333-212106) pertaining to Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-205372) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan, 2015 Employee Stock Purchase Plan, 2011 Stock Plan, and 2001 Stock Option Plan;

(7)	Registration Statement (Form S-8 No. 333-254141) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(8)	Registration Statement (Form S-8 No. 333-263373) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

(9)	Registration Statement (Form S-8 No. 333-270453) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan; and

(10)	Registration Statement (Form S-8 No. 333-278005) pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan.

of our reports dated February 24, 2025, with respect to the consolidated financial statements of Glaukos Corporation and the effectiveness of internal control over financial reporting of Glaukos Corporation included in this Annual Report (Form 10-K) of Glaukos Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Irvine, California

February 24, 2025